Exhibit 99.1
Core Scientific Announces Departure of Board Member Todd Becker
AUSTIN, Texas, May 13, 2025 - Core Scientific, Inc. (NASDAQ: CORZ), a leader in digital infrastructure for high-density colocation services and digital asset mining, today announced that Todd Becker will be stepping down from its Board of Directors, effective immediately.

Mr. Becker joined the Board in January 2024 and has served as Chair of the Audit Committee. During his tenure, he provided critical leadership and oversight as Core Scientific completed two significant capital raises that materially improved the company's balance sheet, the hiring of a new Chief Financial Officer and supported its ongoing operational and strategic objectives following its emergence from bankruptcy. His financial acumen and disciplined approach to governance were instrumental during a pivotal stage in the company's transformation.

"On behalf of the Board and management team, I want to thank Todd for his dedication and service to Core Scientific," said Adam Sullivan, Chief Executive Officer. "His steady leadership and sound judgment were essential as we worked to strengthen our financial foundation and position the company for long-term success."

Mr. Becker's resignation was not due to any disagreement with the Board, the Company, or management on any matter relating to the Company's operations, policies, or practices.

The company has initiated a search for a new independent director to succeed Mr. Becker on the Board.

ABOUT CORE SCIENTIFIC

Core Scientific, Inc. (“Core Scientific” or the “Company”) is a leader in digital infrastructure for high-density colocation services and digital asset mining. We operate dedicated, purpose-built facilities for digital asset mining and are a premier provider of digital infrastructure, software solutions and services to our third-party customers. We employ our own large fleet of computers (“miners”) to earn digital assets for our own account and to provide hosting services for large digital asset mining customers and we are in the process of allocating and converting a significant portion of our ten facilities in Alabama (1), Georgia (2), Kentucky (1), North Carolina (1), North Dakota (1), Oklahoma (1) and Texas (3) to support artificial intelligence-related workloads under a series of contracts that entail the modification of certain of our data centers to deliver next generation colocation services. We derive the majority of our revenue from earning digital assets for our own account (“self-mining”). To learn more, visit www.corescientific.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the Company’s ability to scale, grow its business and execute on its
-more-

growth plans and hosting contracts, source energy at reasonable rates, the advantages, expected growth, and anticipated future revenue of the Company, and the Company’s ability to source and retain talent. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to earn digital assets profitably and to attract customers for our high density colocation capabilities; our ability to perform under our existing colocation agreements, our ability to maintain our competitive position in our existing operating segments, the impact of increases in total network hash rate; our ability to raise additional capital to continue our expansion efforts or other operations; our need for significant electric power and the limited availability of power resources; the potential failure in our critical systems, facilities or services we provide; the physical risks and regulatory changes relating to climate change; potential significant changes to the method of validating blockchain transactions; our vulnerability to physical security breaches, which could disrupt our operations; a potential slowdown in market and economic conditions, particularly those impacting high density computing, the blockchain industry and the blockchain hosting market; price volatility of digital assets and bitcoin in particular; potential changes in the interpretive positions of the SEC or its staff with respect to digital asset mining firms; the likelihood that U.S. federal and state legislatures and regulatory agencies will enact laws and regulations to regulate digital assets and digital asset intermediaries; changing expectations with respect to ESG policies; the effectiveness of our compliance and risk management methods; the adequacy of our sources of recovery if the digital assets held by us are lost, stolen or destroyed due to third-party digital asset services; Any such forward-looking statements represent management’s estimates and beliefs as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Additional important factors that may affect the Company’s business, results of operations and financial position are described from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law.

-more-

/////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////////
Please follow us on:
https://www.linkedin.com/company/corescientific/
https://twitter.com/core_scientific
https://www.youtube.com/@Core_Scientific

CONTACTS

Investors:
ir@corescientific.com
Media:
press@corescientific.com
-end-